As filed with the Securities and Exchange Commission on June 23, 2005.

                                                      Registration No. 333-40162
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
--------------------------------------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                         AMERICAN RETIREMENT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            Tennessee                                       62-1674303
    (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                      Identification No.)

     111 Westwood Place, Suite 200
           Brentwood, Tennessee                                37027
(Address of Principal Executive Offices)                    (Zip Code)


                         AMERICAN RETIREMENT CORPORATION
                             401(K) RETIREMENT PLAN
                            (Full Title of the Plan)

                                  W. E. Sheriff
                         111 Westwood Place, Suite 200
                           Brentwood, Tennessee 37027
                     (Name and Address of Agent For Service)

                                 (615) 221-2250
          (Telephone Number, Including Area Code, of Agent For Service)

                          DEREGISTRATION OF SECURITIES

     On June 26, 2000, American Retirement Corporation (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-40162 (the "Registration Statement"), for the sale of 500,000 shares of common stock of the Company (the "Common Stock) under the American Retirement Corporation 401(k) Retirement Plan (the "Plan") and an indeterminate amount of interests to be offered or sold pursuant to the Plan.

     The Company files this Post-Effective Amendment No. 1 to deregister all shares of the Common Stock and Plan interests originally registered by the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares of the Common Stock and Plan interests.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 23rd day of June, 2005.

                                 AMERICAN RETIREMENT CORPORATION


                            By: /s/ W. E. Sheriff
                                ------------------------------------------------
                                 W. E. Sheriff
                                 Chairman, Chief Executive Officer and President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Capacity                                    Date
---------                                   --------                                    ----


/s/ W. E. Sheriff                           Chairman, Chief Executive                   June 23, 2005
------------------------------------
W. E. Sheriff                               Officer, President and Director
                                            (Principal Executive Officer)


/s/ Bryan D. Richardson                     Executive Vice President - Finance          June 23, 2005
------------------------------------
Bryan D. Richardson                         and Chief Financial Officer
                                           (Principal Financial and Accounting
                                            Officer)


/s/ Frank M. Bumstead                       Director                                    June 23, 2005
------------------------------------
Frank M. Bumstead


/s/ Donald D. Davis                         Director                                    June 23, 2005
------------------------------------
Donald D. Davis


/s/ John C. McCauley                        Director                                    June 23, 2005
------------------------------------
John C. McCauley


/s/ John A. Morris, Jr., M.D.               Director                                    June 23, 2005
------------------------------------
John A. Morris, Jr., M.D.


/s/ Daniel K. O'Connell                     Director                                    June 23, 2005
------------------------------------
Daniel K. O'Connell



/s/ J. Edward Pearson                       Director                                    June 23, 2005
------------------------------------
J. Edward Pearson


/s/ Nadine C. Smith                         Director                                    June 23, 2005
------------------------------------
Nadine C. Smith


/s/ Lawrence J. Stuesser                    Director                                    June 23, 2005
------------------------------------
Lawrence J. Stuesser



         Pursuant to the requirements of the Securities Act of 1933, the Investment Fiduciary Committee of the American Retirement Corporation 401(k) Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 23rd day of June, 2005.

                                               AMERICAN RETIREMENT CORPORATION
                                               401(k) RETIREMENT PLAN


                             By: /s/ Terry L. Frisby
                                 -----------------------------------------------
                                 Terry L. Frisby
                                 Chairman of the American Retirement Corporation 401(k) Investment Fiduciary Committee